UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report October 18, 2006

Commission			IRS Employer
File		State of	Identification
Number	Registrant	Incorporation	Number

1-7810	Energen Corporation	Alabama	63-0757759

605 Richard Arrington Jr. Boulevard North Birmingham, Alabama	35203
(Address of principal executive offices)	(Zip Code)

(205) 326-2700 (Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	Other Events

Energen Resources Corporation, the oil and gas subsidiary of Energen Corporation, and Chesapeake Energy Corporation jointly announced on October 16, 2006 that Energen Resources has sold a 50 percent interest in its lease position in various shale plays in Alabama to Chesapeake for cash and a carried drilling interest. In addition, the two companies have signed an agreement to form an area of mutual interest to focus on the further exploration and development of these shale plays throughout Alabama.

A copy of the press release is attached as Exhibit 99.1.

The information in this Current Report on Form 8-K and the exhibits attached hereto shall be deemed to be furnished and not "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be otherwise subject to the liabilities of such section, nor shall such information or exhibits be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934.

ITEM 9.01	Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description

99.1	Press Release dated October 16, 2006

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENERGEN CORPORATION

October 18, 2006	By /s/ G. C. Ketcham

G. C. Ketcham Executive Vice President, Chief Financial Officer and Treasurer of Energen Corporation